Execution Copy

PAYMENT IN LIEU OF TAXES AGREEMENT

This Payment in Lieu of Taxes Agreement (this "Agreement"), dated as of December 28, 2018, is made and entered into between Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska ("Municipality") and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska ("Chugach").

Recitals

WHEREAS, Municipality and Chugach have entered into that certain Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) dated as of December 28, 2018 pursuant to which Chugach has acquired substantially all of the assets of Municipality’s electric utility referred to as Municipal Light and Power ("ML&P").  Capitalized terms used but not defined herein have the meanings set forth in the Asset Purchase Agreement.

WHEREAS, as an integral part of the transactions contemplated by the Asset Purchase Agreement, Chugach and Municipality have entered into this Agreement.

WHEREAS, ML&P previously paid Municipality municipal utility service assessments pursuant to AMC 26.10.025 for police and fire protection and other governmental services provided by Municipality and following the closing of the Asset Purchase Agreement Chugach has agreed to make the PILT Payments (as defined below) for such governmental services as set forth herein and accordingly such payments are meant to be a tax obligation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

"Adjusted Net Book Value" means, for any year, the product of (i) the net book value of ML&P plant in service located within each district in the Legacy Territory as of the Closing Date and (ii) the Overall Plant in Service Change.

“Applicable Property” means property subject to PILT Payments.

“Asset Purchase Agreement” has the meaning set forth in the recitals.

“Calculation Spreadsheet” has the meaning set forth in Section 2.05.

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

"Chugach's Accountants" means KPMG LLP or its successor.

“Independent Accountant” means an independent regionally recognized financial consulting firm or a firm of independent certified public accountants, other than Municipality’s Accountants, ML&P’s accountants or Chugach’s Accountants, mutually agreeable to Chugach and Municipality.

“Legacy Territory” means ML&P’s service area as in existence at the Closing Date.

“Millage Rate” means the rate, as in effect at January 1 of each year, that is determined pursuant to AS 29.45.240 for property in each district of the Legacy Territory.

“ML&P” has the meaning set forth in the recitals.

“Municipality’s Accountants” means BDO USA, LLP or its successor.

“Objection Notice” has the meaning set forth in Section 2.05.

"Overall Plant in Service Change"  means a fraction of which (a) the numerator is the net book value of all Chugach plant in service located in the Municipality of Anchorage as of January 1 of the current year, and (b) the denominator is the sum of (x) the net book value of ML&P plant in service located within the Municipality of Anchorage on the Closing Date plus (y) the net book value of Chugach plant in service located within the Municipality of Anchorage on the Closing Date.

“Payment Term” has the meaning set forth in Section 2.06.

“PILT Payment” has the meaning set forth in Section 2.01.

ARTICLE II PILT PAYMENTS

Section 2.01 Payment in Lieu of Taxes.   Chugach shall pay to Municipality an annual payment in lieu of taxes (the “PILT Payment”) equal to the product, for each district in the Legacy Territory, of (i) the Adjusted Net Book Value for the current year, and (ii) the current Millage Rate for each such district.  The PILT Payment shall be variable in amount and recalculated each year as set forth herein.  Exhibit A sets forth an example of the calculation of PILT Payments for illustrative purposes only.

Section 2.02 Collection of PILT Payments.  Chugach agrees that any amounts that Chugach collects from retail customers in connection with the PILT Payments will be collected solely from retail customers of Chugach in the Legacy Territory until December 31, 2033.  Beginning on January 1, 2034, Chugach shall collect such amounts from retail customers of Chugach within the Municipality without restriction.

Section 2.03 Timing of PILT Payment. Chugach shall pay the PILT Payments on or before July 15 of such year.

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

Section 2.04 Commencement of PILT Payments. PILT Payments shall commence in the calendar year following ML&P’s last municipal utility service assessment payment under AMC 26.10.025.

Section 2.05 Annual Determination of PILT Payments.  Not later than April 15 of each calendar year of the Payment Term, Chugach shall deliver to Municipality Chugach’s calculation of the PILT Payment to be made in such calendar year (the “Calculation Spreadsheet”).  Following delivery of the Calculation Spreadsheet by Chugach, Municipality will be entitled to review the Calculation Spreadsheet and related supporting schedules, analyses, and work papers, and Chugach will cooperate reasonably with Municipality and its representatives in such examination, including by providing answers to questions asked by Municipality and its representatives and by making available to Municipality and its representatives any records under the reasonable control of Chugach or its representatives that are reasonably requested by Municipality in connection with its review of the Calculation Spreadsheet.  If Municipality objects to all or part of the Calculation Spreadsheet as delivered by Chugach, Municipality must deliver written notice of any such objection to Chugach not more than 120 days after Chugach delivers such Calculation Spreadsheet to Municipality (an “Objection Notice”).  Any Objection Notice will specify, in reasonable detail, the nature and amount, if discernable, of any and all items in dispute, the amounts of any proposed adjustments, and the basis for Municipality’s proposed adjustments.  If Municipality does not deliver an Objection Notice to Chugach within such 120-day period, Municipality will be deemed to have accepted the calculation of the PILT Payment contained in the Calculation Spreadsheet delivered by Chugach.  If Municipality delivers an Objection Notice to Chugach within such 120-day period, Chugach and Municipality will use commercially reasonable efforts to resolve all objections.  If Chugach and Municipality do not reach a final resolution of all objections within 30 days after delivery of an Objection Notice, Chugach and Municipality will submit all unresolved objections to an Independent Accountant for resolution in accordance with Section 2.08(b)(iii) of the Asset Purchase Agreement.  In the event a dispute regarding the calculation of a PILT Payment remains unresolved as of July 15 of the applicable calendar year, Chugach shall only be required to make such payments as are set forth in the applicable Calculation Spreadsheet until such time as the dispute is resolved, provided that Municipality’s acceptance of such payments from Chugach shall not operate or be construed as a waive in any respect of Municipality’s right to object to all or part of the Calculation Spreadsheet or exercise any other right, remedy, power or privilege arising from this Agreement.

Section 2.06 Term of PILT Payments. PILT Payments shall be made for a term of 50 years including the first such payment (the “Payment Term”).
Section 2.07 Sales of Property. In the event Chugach sells any Applicable Property, the transferee shall not be assessed a property tax on the same Applicable Property for the same year.
Section 2.08 No Other Taxes or Municipal Charges; Nondiscrimination.

(a) During the Payment Term, in the event that Municipality enacts, adopts, or applies a real or personal property tax on the Applicable Property, the amount of such  tax paid by Chugach with respect to the Applicable Property shall be credited against amounts due to Municipality under this Agreement.

(b) In accordance with AMC 26.10.025B, the Millage Rates used to calculate the PILT Payments shall be the rates assessed owners of real and personal property in each district.

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

Section 2.09 Tax Obligation. Chugach and Municipality agree not to assert in any manner, including in a court, regulatory or bankruptcy proceeding, that the PILT Payments are not a tax obligation.

Section 2.10 Proofs of Claim.  In the event that Chugach becomes  a debtor in a bankruptcy proceeding, Chugach agrees and will be automatically, and without further documentation or agreement, be deemed to stipulate in such proceeding that:

(a) Municipality may file proof(s) of claim pursuant to 11 U.S.C. §501, §502(i),and / or §507(a)(8), as an allowed claim(s) by a governmental unit for all PILT Payments due and owing at the time of the bankruptcy filing;

(b) All of such PILT Payments shall constitute taxes as defined in 11 U.S.C. §507(a)(8)(A) and / or (C), and

(c) Municipality shall be treated in any plan of reorganization proposed by Chugach as, or on par with, the treatment of the tax claimants under 11 U.S.C. §502(i) or §507(a)(8), and shall be entitled to the identical priority treatment as other §507(a)(8) claimants in such plan of reorganization.

Section 2.11 Set Off.  In the event that (i) Chugach has notified Municipality under Section 8.05 of the Asset Purchase Agreement that Chugach is entitled to indemnification from Municipality with respect to any Third Party Claim or Direct Claim, (ii) Municipality has notified Chugach that (A) Municipality has determined that it will assume the defense of such Third Party Claim or (B) Municipality acknowledges that Chugach is entitled to indemnification from Municipality for such Direct Claim, and (iii) either (A) Municipality has not, within sixty (60) days after delivery of any such notice to Chugach, requested an appropriation of funds from the Assembly of Municipality for purposes of paying any amount required to be paid or reimbursed in connection with such Third Party Claim or Direct Claim, or (B) Municipality has requested an appropriation of funds from the Assembly of Municipality for such purposes but has not received an appropriation of such funds, Chugach will be entitled to withhold all or part of any amount due to Municipality under this Agreement for purposes of paying or reimbursing any Losses that have been determined, in accordance with the provisions of ARTICLE VIII of the Asset Purchase Agreement, to be due and owing from Municipality to any Buyer Indemnitee under ARTICLE VIII of the Asset Purchase Agreement in connection with such Third Party Claim or Direct Claim.  In the event that (i) Chugach has notified Municipality under Section 8.05 of the Asset Purchase Agreement that Chugach is entitled to indemnification from Municipality with respect to any Third Party Claim or Direct Claim, (ii) Municipality fails to assume the defense of such Third Party Claim or provide indemnification for such Direct Claim, (iii) Chugach, in accordance with the provisions of ARTICLE VIII of the Asset Purchase Agreement, pursues its available legal remedies against Municipality for such failure and obtains a final judgment requiring Municipality to indemnify Chugach in accordance with ARTICLE VIII of the Asset Purchase Agreement for Chugach’s Losses in connection with such Third Party Claim or Direct Claim, and (iv) either (A) Municipality has not, within sixty (60) days after issuance of such judgment, requested an appropriation of funds from the Assembly of Municipality for purposes of paying such Losses, or (B) Municipality has requested an appropriation of funds from the Assembly of Municipality for such purposes but has

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

not received an appropriation of such funds, Chugach will be entitled to withhold all or part of any amount due to Municipality under this Agreement for purposes of paying or reimbursing such Losses.

Section 2.12  Remedies.  All rights and remedies available to Municipality for the collection of taxes shall apply to the PILT Payments hereunder, including, but not limited to, the rights and remedies provided in AMC 12.15.060(C) and AMC 12.15.070, and all such rights and remedies are hereby reserved notwithstanding anything to the contrary herein.

ARTICLE III

MIScellaneous

Section 3.01 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.01):

If to Municipality:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: william.falsey@anchorageak.gov Attention: William D. Falsey, Municipal Manager
with a copy to:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: rebecca.windtpearson@anchorageak.gov Attention: Rebecca A. Windt Pearson, Municipal Attorney
and a copy to:	K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104-1158 E-mail: eric.freedman@klgates.com Attention: Eric E. Freedman

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

If to Chugach:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Lee_Thibert@chugachelectric.com Attention: Lee D. Thibert, Chief Executive Officer
with a copy to:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Matthew_Clarkson@chugachelectric.com Attention: Matthew C. Clarkson, General Counsel
and a copy to:	Stinson Leonard Street LLP Suite 2600 50 South Sixth Street Minneapolis, MN 55402 E-mail: james.bertrand@stinson.com Attention: James J. Bertrand

Section 3.02 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits means the Articles, Sections and Exhibits attached to this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 3.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 3.05 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of a conflict between the terms of this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

Section 3.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Chugach may assign this Agreement to any Affiliate or any Person that acquires all or substantially all of its assets, whether by merger, asset purchase or otherwise. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 3.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alaska without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE SUPERIOR COURT OF THE STATE OF ALASKA IN THE THIRD JUDICIAL DISTRICT, LOCATED IN ANCHORAGE, ALASKA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURT AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09(c).

Section 3.10 Specific Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement (including timely payment of PILT Payments) were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement (including timely payment of PILT Payments) and to enforce specifically the terms and provisions hereto, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right to specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Municipality nor Chugach would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.10 shall not be required to provide any bond or other security in connection with any such injunction.

Section 3.11 Waiver of Sovereign Immunity.  Municipality agrees that it is subject to civil and commercial suit for any breach of contract obligations under this Agreement.  To the extent that Municipality may be entitled to claim sovereign, governmental, or municipal immunity from any liability in such a civil or commercial suit by Chugach, Municipality hereby agrees not to claim, and hereby waives, such sovereign, governmental, or municipal immunity.

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

Section 3.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 3.13 Conditions Precedent. This Agreement and the Parties’ obligations set forth herein are contingent upon the occurrence or waiver of each of the following events:
(a) The Closing (as defined in the Asset Purchase Agreement) shall have occurred; and
(b) RCA approval of this Agreement.

[signature page follows]

Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Payment in Lieu of Taxes Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By_/s/ William D. Falsey________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By__________________________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Payment in Lieu of Taxes Agreement

between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Payment in Lieu of Taxes Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By _________________________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By_/s/ Lee D. Thibert___________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Payment in Lieu of Taxes Agreement

between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

EXHIBIT A

PILT PAYMENTS CALCULATION EXAMPLE

Exhibit A to

Payment in Lieu of Taxes Agreement